Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

HP Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)
	Equity	Common Stock, $0.01 par value	Rule 457(o)
	Equity	Preferred Stock, $0.01 par value	Rule 457(o)
	Other	Depositary Shares	Rule 457(o)
	Other	Warrants	Rule 457(o)
	Unallocated (Universal) Shelf		Rule 457(o)			$2,000,000,000	0.0001102	$220,400
Fees Previously Paid	n/a	n/a	n/a	n/a	n/a	n/a		n/a
Carry Forward Securities
Carry Forward Securities	Debt	Debt Securities	415(a)(6)						S-3	333-235474	02/25/2021
	Equity	Common Stock, $0.01 par value	415(a)(6)						S-3	333-235474	02/25/2021
	Equity	Preferred Stock, $0.01 par value	415(a)(6)						S-3	333-235474	02/25/2021
	Other	Depositary Shares	415(a)(6)						S-3	333-235474	02/25/2021
	Other	Warrants	415(a)(6)						S-3	333-235474	02/25/2021
	Unallocated (Universal) Shelf		415(a)(6)			$1,000,000,000 (4)			S-3	333-235474	02/25/2021	$109,100
	Total Offering Amounts					$3,000,000,000		$220,400
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$220,400

(1)
The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to Instruction 2.A.iii.b. to Item 16(b) of Form S-3 under the Securities Act of 1933 as amended, or the Securities Act. The aggregate maximum offering price of all securities to be issued by HP Inc. (the “Registrant”) pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $3,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion or exchange of debt securities, preferred stock or warrants that provide for conversion or exchange into other securities. No separate consideration will be received for shares of common stock that are issued upon exchange or conversion of debt securities, preferred stock or warrants. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees of any other obligations.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.ii.b. to Item 16(b) of Form S-3 under the Securities Act.

(3)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying .0001102 and the proposed maximum aggregate offering price.

(4)
Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $1,000,000,000 registered hereunder are unsold securities (the “Unsold Securities”) previously registered by the Registrant’s registration statement on Form S-3 (File No. 333-235474) which was initially filed with the Securities and Exchange Commission on December 12, 2019 and was subsequently amended by (a) the Post-Effective Amendment No. 1 dated December 9, 2020, and (b) the Post-Effective Amendment No. 2 dated December 10, 2020 (as amended, the “Prior Registration Statement”), are included in this Registration Statement. The Prior Registration Statement became effective on February 25, 2021. The Registrant paid a filing fee of $109,100 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.